SCHEDULE 14A INFORMATION


 Proxy Statement Pursuant to Section 14(a)of the Securities Exchange Act of 1934

                               (Amendment No ____)

 Filed by the Registrant [X]
 Filed by a Party other than the Registrant [  ]
 Check the appropriate box:

 [   ]  Preliminary Proxy Statement
 [   ]  Confidential,for Use of the Commission Only
        (as permitted by Rule 14a-6(e)(2))
 [ X ]  Definitive Proxy Statement
 [   ]  Definitive Additional Materials
 [   ]  Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12


                             ABLEAUCTIONS.COM, INC.

               Name of the Registrant as Specified In Its Charter

     (Name of Person(s) Filing Proxy Statment, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

 [X]     No fee required.

 [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies:
           Not applicable

     (2) Aggregate number of securities to which transaction applies:
           Not applicable

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
          Not applicable

     (4) Proposed maximum aggregate value of transaction: Not applicable

     (5) Total fee paid: Not applicable


 [ ] Fee paid previously with preliminary materials.

 [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         Amount Previously Paid: Not applicable

         Form, Schedule or Registration Statement No.: Not applicable

         Filing Party: Not applicable

         Date Filed: Not applicable

                                [COMPANY'S LOGO]


                              ABLEAUCTIONS.COM, INC.
                              1963 Lougheed Highway
                       Coquitlam, British Columbia, Canada
                                     V3K 3T8


April 23, 2001

Dear Stockholders:

         You are cordially invited to attend the annual meeting of stockholders of Ableauctions.com, Inc. (the "Company") to be held at 1:00 p.m. (PST) on Thursday, May 24, 2001, at The Semiahmoo Inn, 9565 Semiahmoo Parkway, Blaine, Washington, 98230.

         In addition to the items set forth in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement, we will report on current activities of the Company and will provide you with an opportunity to discuss matters of interest to you as a stockholder.

         We sincerely hope that you will be able to attend our Annual Meeting. However, whether or not you plan to attend, please sign, date, and promptly return the enclosed proxy to ensure that your shares are represented.

         On behalf of the Board of Directors, I would like to express our appreciation for your continued interest in Ableauctions.com, Inc.

                                           Very truly yours,


                                           /s/ Abdul Ladha

                                           Abdul Ladha
                                           President and Chief Executive Officer

                             ABLEAUCTIONS.COM, INC.
              -----------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                 April 23, 2001
             ------------------------------------------------------

To the Stockholders:

The Annual Meeting of Stockholders of Ableauctions.com, Inc. will be held at 1:00 p.m. (PST) on Thursday, May 24, 2001 at The Semiahmoo Inn, 9565 Semiahmoo Parkway, Blaine, Washington, 98230, for the following purposes:

     1.   To elect five directors, each to a one year term;

     2. To ratify the selection of Shikaze Ralston Tam Kurozumi, Chartered Accountants, as the independent auditor for Ableauctions.com, Inc.; and

     3. To transact any other business that may properly come before the meeting.

Only stockholders of record at the close of business on Monday, April 9, 2001 are entitled to notice of, and to vote at, the meeting.


                                          BY ORDER OF THE BOARD OF DIRECTORS


                                          /s/ Abdul Ladha
                                          Abdul Ladha
                                          President and CEO
April 23, 2001

--------------------------------------------------------------------------------

                                    IMPORTANT

Whether or not you plan to attend the meeting, please sign, date, and return promptly the enclosed proxy in the enclosed envelope, which requires no postage if mailed in the United States. Promptly signing, dating, and returning the proxy will save the Company the additional expense of further solicitation.

--------------------------------------------------------------------------------

                              ABLEAUCTIONS.COM, INC.
                              1963 Lougheed Highway
                       Coquitlam, British Columbia, Canada
                                     V3K 3T8

             -------------------------------------------------------

                                 PROXY STATEMENT
             -------------------------------------------------------

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Ableauctions.com, Inc. ("Ableauctions.com" or the "Company") to be voted at the 2000 Annual Meeting of Stockholders of the Company to be held at 1:00 p.m. (PST) on Thursday, May 24, 2001. Stockholders who sign proxies may revoke them at any time before their exercise by delivering a written revocation to the Secretary of the Company, by submission of a proxy with a later date, or by voting in person at the meeting. These proxy materials, together with the Company's annual report on Form 10-KSB to stockholders, are being mailed to stockholders on or about April 24, 2001.

A copy of the Annual Report on Form 10-KSB of the Company for the fiscal year ended December 31, 2000 (the "2000 Fiscal Year"), including financial statements, is being mailed concurrently herewith (on or about April 24, 2001) to all shareholders of record at the close of business on April 9, 2001. The Annual Report does not constitute a part of the proxy solicitation material for the Annual Meeting.


                                VOTING SECURITIES

Only shareholders of record at the close of business on April 9, 2001 are entitled to vote at the Annual Meeting. The total number of shares of common stock (the "Common Stock") of the Company issued, outstanding and entitled to be voted on the record date was 20,976,661 shares. Each of such shares of Common Stock is entitled to one vote upon all matters to be acted upon at the Annual Meeting. The holders of a majority of the outstanding votes (i.e., 10,488,331 votes) shall constitute a quorum, which is necessary for the transaction of business at the Annual Meeting. In accordance with the Company's Articles of Incorporation and By-laws, and applicable law, the election of directors shall be by a plurality of the votes cast, and the ratification of the Board of Directors' selection of auditors shall be by a majority of the votes cast.

PROPOSAL 1:       ELECTION OF DIRECTORS

The Board of Directors will consist of five (5) members. Directors are elected for a one-year term.

The following persons have been nominated to serve as directors of the Company:

        1.       Abdul Ladha
        2.       Barrett Sleeman
        3.       Dr. David Vogt
        4.       Sir Anthony Jolliffe
        5.       Ganendran Subramaniam

All of the nominees currently serve on the Company's Board of Directors, except Sir Anthony Jolliffe and Ganendran Subramaniam. Each nominee has been nominated to serve as a director for a term of one year or until his successor is elected and qualified.

Unless a stockholder indicates otherwise, each signed proxy will be voted for the election of these nominees.

Management expects that each of the nominees will be available for election, but if any of them is not a candidate at the time the election occurs, it is intended that the proxies will be voted for the election of another nominee to be designated by the Board of Directors to fill any vacancy.

The candidates elected are those receiving the largest number of votes cast by the shares entitled to vote in the election, up to the number of directors to be elected. Shares held by persons who abstain from voting on the election and broker "non-votes" will not be counted in the election.

Nominees for Election

Abdul Ladha, Age 39
Abdul Ladha has been a director, President, and Chief Executive Officer of the Company since August 24, 1999. In addition, Mr. Ladha is President of all of the Company's wholly owned subsidiaries. Mr. Ladha holds an honors degree in Electrical Engineering and Mathematics from the University of British Columbia
(UBC). In 1985, he founded Dexton Enterprises Inc., a subsidiary of Dexton Technologies Corporation, a public company whose shares trade on the Canadian Venture Exchange. Mr. Ladha has been President, Chief Executive Officer, and a director of Dexton Technologies since December 19, 1994. In 1997, Dexton Technologies acquired Able Auctions (1991) Ltd., which Dexton sold to the
Company on August 24, 1999. Dexton Technologies, through its subsidiaries, Dexton Enterprises Inc. and RapidFusion.com Technologies Inc., is engaged in the business of (a) the development and provision of web-based business solutions to sales and service organizations within a target market of small to mid-size retail and business-to-business customers, and (b) the marketing and sale of personal computer hardware and network systems to corporate and retail customers, as well as computer training and after-sales upgrade and support services.

Mr. Ladha is the Executive Director of CITA - The Canadian Institute for Technological Advancement, a non-profit organization dedicated to developing Canada's technological entrepreneurs sponsored by the UBC, Simon Fraser
University (SFU), the World Trade Centre, Ernst & Young, and some 60 corporations and institutions.

Barrett E.G. Sleeman, P.Eng., Age 60
Barrett Sleeman, a director of the Company since August 24, 1999, is a professional engineer. He has also been a director of Dexton Technologies
Corporation, a technology company, since April 1997 and Crystal Graphite Corporation, a graphite property development company, since February 1999. From May 1988 to May 2000, he was a director and the President of Omicron Technologies Inc., whose focus is the acquisition, research and development, and marketing of leading edge technologies for the aerospace, telecommunications, defense, and consumer electronics industries, as well as Internet-based business concepts. Mr. Sleeman also served as a director of Java Group Inc., currently an oil and gas company, from November 1997 to March 2000. Mr. Sleeman was also President (October 1996 to October 1997) and a director (August 1996 to October
1997) of White Hawk Ventures Inc., and President (August 1995 to April 1997) and a director (March 1995 to January 1998) of International Bravo Resources Inc., both mining exploration companies.

Dr. David Vogt, Age 44
Dr. David Vogt, a director of the Company since April 17, 2000, is a scientist and knowledge engineer. An astronomer by training, he was Director of Observatories at the University of British Columbia in Canada from 1980 to 1992 before becoming Director of Science at Science World, Western Canada's largest public science center. With the development in 1993 of a "virtual science center" to support educational outreach, Dr. Vogt shifted his focus to explore the creation of knowledge using new media technologies. Dr. Vogt is a founding executive of Brainium.com, an innovative online educational publishing company. Brainium.com pioneers new media learning products for the kindergarten to Grade 12 market. The award winning "Science Brainium", located at www.brainium.com, is an online intermediate science resource currently reaching 7,000 schools internationally.

Dr. Vogt combined undergraduate degrees in Physics and Astronomy (UBC 1977) and English Literature (UBC 1978) into an interdisciplinary Ph.D. (SFU 1990) in information science and archaeoastronomy. Dr. Vogt was also founding director of the B.C. Shad Valley Program, Chairman of the CBC's Advisory Committee on Science and Technology, and a founding member of the SchoolNet National Advisory Board.

Dr. Vogt's professional associations include membership on the Software and Information Industry Association (SIIA) Content Board and sub-committee on Distance Learning, a technology planning committee for Ronald McDonald Houses International, the Education Committee for the Vancouver Foundation, the B.C. government's Information Technology Advisory Board, and the Board for Science World.

Sir Anthony Jolliffe, Age 62
Mr. Jolliffe has been a Chartered Accountant in London, England since 1964. His accounting practice grew to a multinational operation with offices in 44 countries with over 200 partners. In 1973 Mr. Jolliffe became a senior partner in the receivership accounting firm Cork Gully. In 1980 his accounting firm merged partly with Cooper Lybrand and partly with Grant Thorton.

Mr. Jolliffe has served as Chairman, Chief Executive Officer or as director of a number of publicly traded companies in the United Kingdom and the United States. Over the years, he has started a number of businesses, some of which have been listed for trading on the London Stock Exchange. He is currently involved in major business projects in China, the Middle East, Argentina, and Japan, as shareholder, partner, advisor, and consultant. He has been appointed as a special advisor to the Governor of Yunnan Province in China. Mr. Jolliffe has served as Chairman of the advisory board of ABN Amro Venture Capital Investment Funds since 1982.

Mr. Jolliffe has been past Alderman, Sheriff, Lord Mayor, and Magistrate of the City of London. He was also past President of the London Chamber of Commerce, and the founder of Business in the Community of London, which assists young entrepreneurs in starting businesses. He has been President of the Society of Dorsetmen since 1984. Over the last thirty years, Mr. Jolliffe has held numerous positions with charitable organizations, clubs, societies, hospitals, and public school boards.

He was knighted by the Queen of England in 1982. He has received several honorary university degrees and Orders, including the Order of Nepal and the Order of Abdul Azziz - Saudi Arabia.

Ganendran Subramaniam, Age 25 Mr. Subramaniam, a native of Malaysia, immigrated to England at age 8 with his family. He became a lawyer specialising in commercial law with a particular interest in investment banking and international law. He has previously held executive positions with large corporations, including Total Oil and the Sitel Group.

In 1996, Mr. Ganendran started FIDE Ventures International Limited, a venture capital and structured finance company, and has since completed several large investments in Central Europe, Asia, and North America. FIDE invests in projects ranging from high-tech ventures to infrastructure and real estate. FIDE has been involved in total investments of approximately US$1 billion in the last five years. To date, the largest single project for FIDE has been the privatization of Poland's largest steel company, Huta Katowice. Mr. Ganendran has offices in London, England; Warsaw, Poland; Kuala Lumpur, Malaysia; and Toronto, Canada.

The Board of Directors recommends a vote FOR each of the nominees as a director.


BOARD COMMITTEES

Audit Committee

On May 18, 2000, we established an Audit Committee. The Audit Committee of the Board of Directors reviews our internal accounting procedures and consults with and reviews the services provided by our independent auditors. Other than Abdul Ladha, the Audit Committee consists of directors who are not employees of the Company and other persons selected by the Board who are, in the opinion of the Board of Directors, free from any relationship that would interfere with their exercise of independent judgment as Audit Committee members. Messrs. Abdul Ladha, Barrett Sleeman and Dr. David Vogt are members of the Audit Committee. Messrs. Sleeman and Vogt are independent in accordance with Section 121(A) of the listing standards of the American Stock Exchange. The Board of Directors has determined that Mr. Ladha does not meet the standards of the American Stock exchange for independent directors. This determination was based on Mr. Ladha's status as the President and CEO of the Company that controls one of the principal shareholders of the Company, Dexton Technologoes Corporation.

The Audit Committee is responsible for reviewing our financial reporting procedures and internal controls, the scope of annual and any special audit examinations carried out by our auditors, the performance of our auditors, systems and controls established to comply with financial regulatory requirements and our annual financial statements before they are reviewed and approved by our Board of Directors. Such reviews are carried out with the assistance of our auditors and our senior financial management. The Audit
Committee adopted, and the Board of Directors approved, an Audit Committee Charter, consistent with SEC policy, outlining its policy and procedures for the exercise of its oversight responsibilities on January 1, 2001. The Audit Committee Charter is attached to this proxy statement as Appendix A.

Report of Audit Committee

March 30, 2001

To the Board of Directors of Ableauctions.com, Inc.:

In accordance with its written charter adopted by the Board of Directors, the Audit Committee of the Board (the "Committee") assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing, and financial reporting practices of the Company. A copy of the Committee's charter is attached hereto as Appendix A.

We have reviewed and discussed with management the Company's audited financial statements as of and for the year ended December 31, 2000.

We have discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

We have received and reviewed the written disclosures and letter from the independent auditors required by Independence Standard No. 1, Independent Discussions with Audit Committees, as amended, by the Independence Standards Board, and have discussed with the auditors the auditors' independence.

Based on the reviews and discussions referred to above, we recommend to the Board of Directors that the financial statements referred to above be included in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2000.

Abdul Ladha
Barrett Sleeman
Dr. David Vogt

Our Appointment of Shikaze Ralston Tam Kurozumi,Chartered Accountants as Auditor

On November 8, 2000, we dismissed Davidson & Company, Chartered Accountants as our independent auditor. None of Davidson & Company's reports for either of the past two years ended December 31, 1999 or thereafter contained an adverse opinion or disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope, or accounting principle. We engaged Shikaze Ralston Tam Kurozumi, Chartered Accountants as our independent auditors on November 8, 2000. Our decision to change auditors was approved by our Board of Directors.

During our fiscal year ended December 31, 1999, and through the date of this proxy statement, there were no disagreements with the Davidson & Company on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of the Davidson & Company would have caused it to make reference thereto in its report on the financial statements for such year. Our decision to change auditors was approved by our Board of Directors.

During the fiscal year ended December 31, 1999, and through the date of this proxy statement Davidson & Company did not advise us with respect to any of the matters described below:

     (a) lack of internal controls necessary for us to develop reliable financial statements;

     (b) any information that has come to the attention of our auditors that has led them to no longer be able to rely on management's representations or that has made them unwilling to be associated with the financial statements prepared by management; or

     (c) any need to expand significantly the scope of our auditors' audit or information that has come to our auditors' attention during the two financial years prior to and preceding the change in our independent auditors that, if further investigated, would:

          (i) materially impact the fairness or reliability of the previously issued audit report or the financial statements issued or covering that period; or

          (ii) cause our auditors to become unwilling to rely on management's representations or that has made them unwilling to be associated with our financial statements, or due to the replacement of Davidson & Company or any other reason, our auditors did not so expand the scope of the audit or conduct such further investigation; or

     (d) any information that has come to their attention that has led them to conclude that such information materially impacts the fairness or reliability of the audit reports or the financial statements issued covering the two financial years prior to and preceding the change in our independent auditors (including information that, unless resolved, to the satisfaction of such auditors, would prevent it from rendering an unqualified audit report on those financial statements) and due to the replacement of Davidson & Company or any other reason, any issue has not been resolved to such auditors' satisfaction prior to Davidson & Company's replacement.

Audit Fees

The following table sets forth fees billed or expected to be billed to the Company by Shikaze Ralston Tam Kurozumi and the former auditor Davidson & Company for: 1) services rendered for the audit of the Company's annual financial statements for fiscal year 2000 and review of quarterly financial statements, 2) services rendered during fiscal year 2000 for provision of any financial information systems design and implementation, and 3) all other fees for services rendered during fiscal year 2000. The Audit Committee has considered whether the provision of services for non-audit services is compatible with Shikaze Ralston Tam Kurozumi 's independence.

Audit Fees                                $40,953 (Shikaze Ralston Tam Kurozumi)
                                          $80,516 (Davidson & Company)
Financial Information Systems Design
  and Implementation Fees                 Nil
All Other Fees                            Nil

Board and Committee Meetings

During 2000, the Board of directors held three telephonic meetings. Each director attended 100% percent of all Board meetings and meetings of Committees on which they served. During 2000, the Board of directors passed 28 sets of resolutions by written consent in lieu of holding meetings. All directors, during their respective terms, voted on the consent resolutions in lieu of Board meetings and meetings of committees on which they served. The Audit Committee held one meeting in 2000.

Compensation of the Board of Directors

The Company's directors did not receive any compensation in their capacity as directors during the last fiscal year.

Each director is eligible to participate in the Company's 1999 Incentive Stock Option Plan. See "Executive Compensation" below for a description of the Plan.

Executive Officers and Key Employees of the Company

In addition to the directors who also serve as executive officers, the following persons currently serve as executive officers and key employees of the Company and its material subsidiaries:

Ron Miller, C.A., C.B.V. - Vice-President and Chief Fi0nancial Officer
Mr. Miller joined Ableauctions.com on August 1, 2000 and assumed the role of Vice President of Operations and CFO. He is a Chartered Business Valuator and Chartered Accountant. He was a supervisor of the Business Valuation Group at Coopers & Lybrand from 1988 to 1991, a partner at Shikaze Ralston, Chartered Accountants from 1993 to 1998, a partner at Miller Teasley, a business valuator and mergers & acquisitions advisor, and most recently, the Chief Financial Officer of Compec Industries, a large multi-national public plastics company.

Jeremy Dodd - Secretary-Treasurer and Chief Operating Officer Jeremy Dodd was appointed the Company's Secretary and Treasurer on September 15, 1999. He began his career with Able Auctions Liquidators Limited in 1986. Five years later, he bought Able Auctions Liquidators Limited and formed Able Auctions (1991) Ltd., where he served as President from November 1993 to April 1998 and Secretary and a director from July 1991 to April 1998. In March 1998, he sold Able Auctions
(1991) Ltd. to Dexton  Technologies  Corporation  and has directed Able Auctions
(1991)'s operations and its transition to becoming an Internet broadcaster of auctions. Mr. Dodd was appointed Vice President of Operations of Able Auctions
(1991) Ltd. on August 24, 1999. Mr. Dodd is an auctioneer and bailiff by trade and has conducted over 1,000 live auctions from Montreal to San Francisco.

Randy Ehli - Vice-President, Northwest Auctions
Randy Ehli is a third generation auctioneer with over 23 years of experience in conducting auto auctions, personal property and major consignment auctions. He graduated from the Reish World Wide College of Auctioneering in 1980, the Auction Marketing Institute in 1993, and AMI's appraisal program in 1997. Mr. Ehli was President of Ehli's Commercial/Industrial Auctions in Tacoma, Washington until May 2000, when he sold all of the shares of Ehli's Auctions to Ableauctions.com (Washington) and was appointed its Vice-President, Northwest Auctions.

Mr. Ehli was formerly the president of the Washington Auctioneer's Association; Sales and Marketing Executives of Tacoma; P.R.I.D.E., which runs one of the largest charity auctions in Tacoma, Washington; Clear Lake Homeowners' Association, which had 1500 members; and Tanglewilde Park Association. In addition, Mr. Ehli developed one of the first auction software packages (Auctionware) in 1982, and Ehli's Auctions was one of the first auction companies to begin using the Internet to advertise auctions. Most recently, Mr. Ehli oversaw the development of cyberauctions.com, his company's on-line

Dan Bouchard - Vice-President, U.S. Operations Since the early 1980s, Dan Bouchard co-founded or was employed by companies that were predecessors of Able Auctions (1991) Ltd. In 1991, Mr. Bouchard co-founded Able Auctions (1991) Ltd. with Jeremy Dodd, Ableauctions.com's Secretary and Chief Operating Officer. Mr. Bouchard was President of Able Auctions (1991) from May 1991 to November 1993. Since 1993, Mr. Bouchard has been President of Trident Management (1993) Ltd., which is a management company specializing in shopping centre leases and which manages 14 Trident Keymart locations in major shopping centers in western Canada. In 1996, Mr. Bouchard founded Trident Vending Corp., which supplies Canada Post Corporation with stamp vending machines, and Bouchard Management Inc., which is a management company that provides retail and general business consulting services to various companies such as Able Auctions (1991) and Canada Post Corporation.

Robert Kavanagh - Senior Auctioneer
In 1985, Robert Kavanagh graduated from Western College of Auctioneering in Billings, Montana. After completion, which included training in the auction of antiques, livestock, automobiles, and commercial and industrial equipment, Mr. Kavanagh worked as an auctioneer and professional appraiser. His clients included banks, law firms, accounting firms, bankruptcy trustees, and bailiffs. In May 2000, Mr. Kavanagh sold all of the assets of Auctions West to Able Auctions (1991) and was appointed its Vice-President, Insolvency Division.

In 1999, Mr. Kavanagh successfully completed the Canadian Personal Property Appraisers course and now is an accredited member. Recently, he was elected director of the Auctioneers Association of British Columbia.auction program.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information, as of April 9, 2001, regarding the beneficial ownership of the Company's common stock by any person known to the Company to be the beneficial owner of more than 5% of the outstanding common stock, by directors and certain executive officers, and by all directors and executive officers of the Company as a group.

Name and Address                                        Amount and Nature of             Percent of
                                                        Beneficial Ownership of           Class(1)
                                                             Common Stock
--------------------------------------------------------------------------------------------------------------------
Dexton Technologies Corporation, +5% shareholder             1,843,444                      8.79%
3112 Boundary Road
Burnaby, B.C., Canada, V5M 4A2

The Ladha (1999) Family Trust, +5% shareholder (2)           6,093,750                     29.05%
Vallis Building, P.O. Box H.M. 247
Hamilton, HM AX, Bermuda

Eurosil Limited, + 5% shareholder                            2,033,000                      9.69%
2001 Central Plaza
18 Harbour Road
Wanchai, Hong Kong


Silicon Capital Corp., +5% shareholder                    1,641,085(3)              7.62%
Wayaca No. 31-C, P.O. Box 651
Oranjestad, Aruba

Abdul Ladha, Director and Executive Officer               2,343,444(4)              2.33%
8824 Yarrow Place
Burnaby, B.C., Canada, V3N 4W1

Barrett Sleeman, Director                                    40,000(5)                  *
P.O. Box 18111
2225 West 41st Avenue
Vancouver, B.C., Canada, V6M 4L3

Dr. David Vogt, Director                                        Nil                     -
3771 West 15th Avenue
Vancouver, B.C., Canada, V6R 2Z7

Charles Taylor (6)                                              Nil                     -
399 Park Avenue, 22nd Floor
New York, NY, USA, 10022

Ron Miller, Executive Officer                                   Nil                    -
3260 Springhill Place
Richmond, B.C., Canada, V7E 1X2

Jeremy Dodd, Executive Officer                              133,000(7)                 *
11824 189 B Street
Pitt Meadows, B.C., Canada, V3Y 2L2

Randy Ehli, Executive Officer                                50,000                    *
1127 - 23rd Avenue Court Southwest
Puyallup, Washington 98371

Brett Johnston, Executive Officer                            39,200                    *
248 Booth Bay Avenue
Foster City, California 94404

All current directors and executive officers as a group   2,635,644(8)             12.16%
(10 persons)

-------------------------
* Represents less than 1%.
(1) Based on an aggregate of 20,976,661 shares outstanding as of April 9, 2001. Where a named person holds options or warrants to purchase shares of common stock of the Company, the number of shares that may be issued under those options or warrants are added to the 20,976,661 figure to calculate the percentage held by that person.
(2) Abdul Ladha, President of the Company, is a beneficiary of the Ladha (1999) Family Trust. Hamilton Trust Company Limited is the trustee of the Ladha
     (1999) Family Trust, and disclaims beneficial ownership of the 6,093,750 shares held by the Ladha (1999) Family Trust.
(3)  Includes (a) 1,094,057 shares of common stock owned of record directly; and
     (b) warrant exercisable to acquire 547,028 shares of Common Stock within 60 days of April 9, 2001.

(4) Includes (a) 1,843,444 shares of common stock held by Dexton Technologies Corporation; and (b) options exercisable to acquire 500,000 shares of common stock within 60 days of April 9, 2001. Mr. Ladha disclaims beneficial ownership of the 1,843,444 shares held by Dexton Technologies Corporation except to the extent of his pecuniary interest.
(5) Consists of options exercisable to acquire 40,000 shares of common stock within 60 days of April 9, 2001.
(6)  Mr. Taylor will not be nominated as a director at the Annual Meeting.
(7) Consists of options exercisable to acquire 133,000 shares of common stock within 60 days of April 9, 2001.
(8) Includes (a) 1,843,444 shares of common stock owned of record by Dexton Technologies Corporation; (b) 50,000 shares of common stock owned of record by Randy Ehli directly; (c) 39,200 shares of common stock of record by Brett Johnston directly; (d) 10,000 shares of common stock owned of record by Robert Kavanagh and (e) options exercisable to acquire an aggregate 693,000 shares of common stock within 60 days of April 9, 2001.

To our knowledge, none of the Company's directors, officers or affiliates, or any 5% or greater shareholder of the Company, or any associate or any such directors, officers or affiliates, is a party that is adverse to the Company in any material legal proceeding.

Section 16(a) Beneficial Ownership Reporting Compliance

Federal securities laws require the Company's directors and executive officers and persons who own more than 10% of the Company's common stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of any securities of the Company.

Based solely on its review of the copies of such reports received by the Company, and on written representations by the Company's officers and directors regarding their compliance with the applicable reporting requirements, the Company believes that, with respect to its fiscal year ended December 31, 2000, all of the Company's directors and officers and all of the persons known to the Company to own more than ten percent (10%) of the Company's common stock, either failed to file, on a timely basis, or have yet to file the required beneficial ownership reports with the Securities and Exchange Commission.

The initial ownership reports on Form 3 for Abdul Ladha, Barrett Sleeman, Dr. David Vogt, Ron Miller, Jeremy Dodd, Randy Ehli, Brett Johnston, Douglas McLeod, N.H. Vellani, Dexton Technologies Corporation, and The Ladha (1999) Family Trust were not filed on a timely basis with the SEC. In addition, an initial ownership report on Form 3 for Charles Taylor has not been filed to date with the SEC. Douglas McLeod engaged in eight transactions and has not filed any Form 4 or Form 5 with the SEC in respect of these transactions.


                             EXECUTIVE COMPENSATION

Summary Compensation Table

The table below shows, for the last three fiscal years, compensation paid or accrued to the Company's Chief Executive Officer and the four most highly paid executive officers serving at fiscal year end whose total compensation exceeded $100,000. These officers are referred to as the "Named Executive Officers."


                           Summary Compensation Table
                                Annual Compensation                     Long Term Compensation
                      ----------------------------------------------------------------------------------
                                                                          Awards              Payouts
                                                               -----------------------------------------
                                                    Other                       Restricted
                       Fiscal                       Annual       Securities     Shares or
                        Year                      Compensation   under          Restricted    LTIP       All Other
 Name and Principal    Ended    Salary     Bonus       (US$)      Option/SAR    Share Units   Payouts     Compen
      Position          (1)      (US$)      (US$)                Granted (#)       (US$)      (US$)       sation
---------------------------------------------------------------------------------------------------------------------
ABDUL LADHA(2)          2000      Nil      approx.     Nil            Nil          Nil          Nil         Nil
President and CEO                          200,100
                        1999      Nil        Nil       Nil        500,000

DOUGLAS McLEOD(3)       1999      Nil        Nil       Nil            Nil          Nil          Nil         Nil
President

JAMES BAILEY(4)         1999      Nil        Nil       Nil            Nil          Nil          Nil         Nil
President               1998      Nil        Nil       Nil

RON MILLER(5)           2000     75,000      Nil       Nil        120,000          Nil          Nil         Nil
Vice-President and
CFO

JEREMY DODD(6)          2000    100,000      Nil       Nil            Nil          Nil          Nil         Nil
Secretary-Treasurer     1999     55,000    66,666      Nil        200,000
and Chief
Operating Officer

RANDY EHLI(7)           2000     90,000      Nil       Nil         80,000          Nil          Nil         Nil
Vice-President,
Northwest Auctions
of Subsidiary

BRETT JOHHSTON(8)       2000     62,500      Nil       Nil        100,000          Nil          Nil         Nil
Secretary of
Subsidiary

(1)    Year ended December 31.
(2)    President and CEO from August 24, 1999 to present.
(3)    President from June 22, 1999 to August 24, 1999.
(4)    President from September 30, 1996 to June 22, 1999.
(5) Vice-President from June 1, 2000 to present and CFO from August 15, 2000 to present.
(6) Secretary-Treasurer and Chief Operation Officer from August 24, 1999 to present.
(7) Vice-President, Northwest Auctions of subsidiary from May 16, 2000 to present.
(8)    Secretary of subsidiary from July 26, 2000 to March 29, 2001.

Stock Option Plan

On October 14, 1999, the Board of Directors and a majority of the Company's shareholders approved the 1999 Stock Option Plan (the "Plan"). The Plan provides for the grant of incentive and non-qualified options to purchase up to 3,000,000 shares of common stock to officers, directors, employees, and other qualified persons that may be selected by the Plan Administrator (which currently is the Board of Directors). The Plan is intended to help attract and retain key employees and any other persons that may be selected by the Plan Administrator and to give those persons an equity incentive to achieve the objectives of the Company.

Incentive stock options may be granted to any individual who, at the time of grant, is an employee of the Company or any subsidiary. Non-qualified stock options may be granted to employees and other persons that may be selected by the Plan Administrator. The Plan Administrator uses its discretion to fix the exercise price for options, subject to certain minimum exercise prices in the case of incentive stock options. Options will not be exercisable until they vest according to a vesting schedule specified by the Plan Administrator at the time of grant of the option.

Options are non-transferable except by will or the laws of descent and distribution. With certain exceptions, vested but unexercised options terminate on the earlier of:

(i) the expiry of the option term specified by the Plan Administrator at the date of grant (generally 10 years; or, with respect to incentive stock options granted to greater-than 10% shareholders, a maximum of five years);

(ii) the date an employee optionee's employment or contractual relationship with the Company or any subsidiary is terminated for cause;

(iii) the expiry of three months from the date an optionee's employment or contractual relationship with the Company or any subsidiary is terminated for any reason, other than cause, death or disability; or

(iv) the expiry of one year from the date of death of an optionee or cessation of an optionee's employment or contractual relationship by death or disability.

Unless accelerated in accordance with the Plan, unvested options terminate immediately on termination of employment of the optionee by the Company for any reason whatsoever, including death or disability.

Option Grants in the Last Fiscal Year

During the fiscal year ended December 31, 2000, options were granted to the Named Executive Officers as follows:

                                Option Grants
Individual Grants                                                                               Potential Realized
                                                                                                 Value at Assumed
                                                                                              Annual Rates of Stock
                                                                                                Price Appreciation
                                                                                                 for Option Term
-------------------------------------------------------------------------------------------------------------------

             (a)                      (b)              (c)           (d)           (e)           (f)         (g)
                                   % of Total
                                   Number of         Options
                                   Securities      Granted to     Exercise
                                   Underlying     Employees in     or Base
                                Options Granted      Fiscal         Price       Expiration
             Name                     (#)            Year(1)      ($/Sh)(2)        Date         5% ($)     10% ($)
------------------------------------------------------------------------------------------------------------------
Abdul Ladha                           Nil

Randy Ehli                           80,000            11.28%       6.525      May 16, 2010      328,282     831,933

Brett Johnston                      100,000            14.09%       8.66      July 26, 2005      239,259     528,701

Ron Miller                          120,000            16.91%       7.00         July 31,        232,076     512,828
                                                                                   2005

Total                               300,000

(1) Based on options exercisable to acquire a total 709,500 shares to officers and employees.

(2) The exercise price per shares was equal to or greater than the fair market value of the common stock on the date of grant as determined by the Board of Directors.

The potential realizable value is calculated based on the assumption that the common stock appreciates at the annual rate shown, compounded annually, from the date of grant until the expiry of the term of the option.

These numbers are calculated based on SEC requirements and do not reflect our projection or estimate of future stock price growth. Potential realizable values are computed by:

     o multiplying the number of shares of common stock subject to a given option by the exercise price;

     o assuming that the aggregate stock value derived from that calculation compounds at the annual 5% or 10% rate shown in the table for the entire term of the option; and

     o    subtracting  from that result the  aggregate  option  exercise  price.

Aggregated  Option  Exercises  in Last  Fiscal Year and Fiscal  Year-End  Option
Values

During the last fiscal year, none of the Named Executive Officers exercised options to purchase shares of the Company's common stock.

The following table sets forth details of each exercise of stock options during the financial year ended December 31, 2000 by any of the Named Executive Officers, and the financial year end value of unexercised options on an aggregate basis.

                          Aggregated Options Exercised
                During the Financial Year Ended December 31, 2000
                      and Financial Year-End Option Values

-----------------------------------------------------------------------------------------------------------------
                                                              Unexercised Options      Value of Unexercised in the
                             Securities      Aggregate           At FY-End (#)           Money-Options at FY-End
                            Acquired on        Value             Exercisable/                ($) Exercisable/
    Name                    Exercise (#)    Realized ($)         Unexercisable              Unexercisable (1)
-----------------------------------------------------------------------------------------------------------------
Abdul Ladha                Nil             Nil             500,000 (exercisable) (2)  $0 (exercisable)
                                                           Nil (unexercisable)        $0 (unexercisable)
-----------------------------------------------------------------------------------------------------------------
Randy Ehli                 Nil             Nil             Nil (exercisable) (2)      $0 (exercisable)
                                                           80,000 (unexercisable)     $0 (unexercisable)
-----------------------------------------------------------------------------------------------------------------
Brett Johnston             Nil             Nil             Nil (exercisable) (2)      $0 (exercisable)
                                                           100,000 (unexercisable)    $0 (unexercisable)
-----------------------------------------------------------------------------------------------------------------
Ron Miller                 Nil             Nil             Nil (exercisable) (2)      $0 (exercisable)
                                                           120,000 (unexercisable)    $0 (unexercisable)
-----------------------------------------------------------------------------------------------------------------

     (1) Based on American Stock Exchange closing price of $3.50 on December 29, 2000.

     (2) Includes Options to purchase common shares within 60 days after December 31, 2000.

Report of the Board of Directors on Executive Compensation

During  2000,  the  Board  of  Directors  was   responsible   for   establishing
compensation policy and administering the compensation programs of the Company's executive officers.

The amount of compensation paid by the Company to each of its directors and officers and the terms of those persons' employment is determined solely by the Board of Directors, except as otherwise noted below. The Company believes that the compensation paid to its directors and officers is fair to the Company.

In the past, Abdul Ladha, our Chief Executive Officer, has negotiated all executive salaries on behalf of the Company, other than his own compensation. The Board of Directors reviews the compensation and benefits of all our executive officers and establishes and reviews general policies relating to compensation and benefits of our employees. Directors do not participate in approving or authorizing their own salaries as executive officers.

Our Board of Directors believes that the use of direct stock awards is at times appropriate for employees, and in the future intends to use direct stock awards to reward outstanding service or to attract and retain individuals with exceptional talent and credentials. The use of stock options and other awards is intended to strengthen the alignment of interests of executive officers and other key employees with those of our stockholders. See "Stock Option Plan."

Compensation of Chief Executive Officer

The Company accrued a bonus of approximately $200,100 (CDN$300,000) to Abdul Ladha, our Chief Executive Officer for Fiscal 2000. Compensation for our Chief Executive Officer for Fiscal 2000 was determined by the Board after considering his efforts in assisting in the development of our business strategy, the salaries of executives in similar positions, the development of our auction houses, the implementation of our business plan and Internet strategy, and our general financial condition. The Company has not yet determined the amount of compensation that it expects to pay to Abdul Ladha, its Chief Executive Officer, for the fiscal year ended December 31, 2001. The Board of Directors intends to compensate Mr. Ladha based on performance, and any compensation will likely be in the form of a bonus rather than salary. Mr. Ladha will also be entitled to receive options to purchase common stock of the Company under the Company's 1999 Stock Option Plan.

The Company does not intend to pay its directors compensation for the fiscal year ended December 31, 2001.

Deduction Limit for Executive Compensation

Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to publicly held companies for compensation exceeding $1 million paid to certain of the corporation's executive officers. The limitation applies only to compensation, which is not considered to be performance-based compensation. Compensation, which qualifies as performance-based compensation, will not have to be taken into account for purposes of this limitation. The non-performance based compensation to be paid to the Company's executive officers for Fiscal 2000 did not exceed the $1 million limit per officer, nor is it expected that the non-performance based compensation to be paid to the Company's executive officers for Fiscal 2001 will exceed that limit. Because it is very unlikely that the compensation payable to any of the Company's executive officers in the foreseeable future will approach the $1 million limit, the Board has not taken any action to limit or restructure the elements of cash compensation payable to the Company's executive officers. The Board will reconsider this matter should the individual compensation of any executive officer ever approach the $1 million level.

Certain Relationships and Related Transactions

During  the  year  ended  December  31,  2000,   the  following   related  party
transactions occurred:

1. The Company paid $78,801 in consulting fees to Dexton Technologies Corporation ("Dexton") and two of its subsidiaries, all of which are companies controlled by Abdul Ladha, the President, CEO and a director of the Company.

2. The Company paid $294,552 in rent, leasehold improvements, and repairs and maintenance to Derango Resources Inc. ("Derango"), a company controlled by Abdul Ladha.

3.   The Company paid rent of $21,411 to Derango.

4. The Company purchased computer equipment and consulting services in the amount of $341,821 from Dexton.

5.   The Company had sales of goods of $52,326 to Dexton and Derango.

6. The Company paid $25,743 for web site development costs to a subsidiary of Dexton.

7. Included in accounts payable is $538,721 owing to Derango, Dexton, and a subsidiary of Dexton, all of which are companies controlled by Abdul Ladha.

8. Included in accounts payable is $200,100 (CDN$3000,000) owing to Abdul Ladha with respect to accrued wages expensed during the 2000 year.

9. Included in accounts receivable is $52,326 owing by Derango and a subsidiary of Dexton, which are companies controlled by a director of the Company.

During 2000, the Company paid salaries and other compensation to its Named Executive Officers as set forth under the heading "Executive Compensation."


                              SHAREHOLDER PROPOSALS

Under Rule 14a-8(3) of the Securities and Exchange Commission, stockholder proposals intended for inclusion in next year's proxy statement must be directed to the Corporate Secretary at Ableauctions.com, Inc., 1963 Lougheed Highway, Coquitlam, British Columbia, Canada, V3K 3T8, and must be received by January 31, 2002. Any stockholder proposal for next year's annual meeting submitted after January 31, 2002 will not be considered filed on a timely basis with the Company under SEC Rule 14a-4(c)(1). For proposals that are not timely filed, the Company retains discretion to vote proxies it receives. For proposals that are timely filed, the Company retains discretion to vote proxies it receives, provided that (1) the Company includes in its proxy statement advice on the nature of the proposal and how it intends to exercise its voting discretion and
(2) the proponent does not issue a proxy statement.

PROPOSAL 2:       RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITOR

The Board of Directors requests that shareholders ratify its selection of Shikaze Ralston Tam Kurozumi, Chartered Accountants, as the Company's independent auditor for the current fiscal year. If the shareholders do not ratify the selection of Shikaze Ralston Tam Kurozumi, another firm of certified public accountants will be selected by the Audit Committee of the Board of Directors. Representatives of Shikaze Ralston Tam Kurozumi will be present at the meeting, and will be provided an opportunity to make a statement and to respond to appropriate questions.

The Board of Directors recommends a vote FOR the ratification of the selection of Shikaze Ralston Tam Kurozumi as independent auditor.

                             SOLICITATION OF PROXIES

The proxy card accompanying this proxy statement is solicited by the Board of Directors. Proxies may be solicited by officers, directors, and other employees of the Company, none of whom will receive any additional compensation for their services. Solicitations of proxies may be made personally or by mail, telephone, telegraph, facsimile, or messenger. The Company will pay to persons holding shares of common stock in their names or in the names of nominees, but not owning such shares beneficially, such as brokerage houses, banks and other fiduciaries, for the expense of forwarding soliciting materials to their principals. All costs of soliciting proxies will be paid by the Company.

                                  OTHER MATTERS

The Company is not aware of any other business to be acted on at the meeting. If other business requiring a vote of the stockholders comes before the meeting, the holders of the proxies will vote in accordance with their best judgment.


April 23, 2001

A copy of the Company's Annual Report on Form 10-KSB for fiscal 2000, containing information on operations filed with the Securities and Exchange Commission, is available on written request. Please write to: Ron Miller, CFO, Ableauctions.com, Inc., 1963 Lougheed Highway, Coquitlam, British Columbia, Canada, V3K 3T8.

                                      PROXY

                  For the Annual Meeting of the Stockholders of
                             ABLEAUCTIONS.COM, INC.


           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS



         The undersigned appoints ABDUL LADHA and RON MILLER, and each of them, with full power of substitution, as proxies to vote the shares that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on Thursday, May 24, 2001 and at any adjournment thereof.
                                (Continued and to be signed on the reverse side)
















 ...............................................................................

                        FOLD AND DETACH HERE


                             FOR    NOT FOR                                             FOR    AGAINST    ABSTAIN
1. Election of Directors:                             2. The ratification of the        [  ]    [  ]       [  ]
                                                         selection of Shikaze
  ABDUL LADHA               [  ]     [  ]                Ralston Tam Kurozumi as
  BARRETT SLEEMAN           [  ]     [  ]                independent auditor.
  DR. DAVID VOGT            [  ]     [  ]
  SIR ANTHONY JOLLIFFE      [  ]     [  ]
  GANENDRAN SUBRAMANIAM     [  ]     [  ]

   Except vote withheld from
   following nominee(s)
   listed in space at right

          I plan to attend the meeting. [  ]


                    This proxy, when properly signed will be voted in the manner directed herein by the undersigned stockholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES NAMED IN PROPOSAL 1 AND FOR PROPOSAL 2.

                    IMPORTANT -- PLEASE SIGN AND RETURN THIS PROXY PROMPTLY. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

Signature(s)                                     Dated
            ------------------------------            -------------------------

 ...............................................................................
                        FOLD AND DETACH HERE

                                   APPENDIX A
                      ------------------------------------
                             Audit Committee Charter
                                 January 1, 2001

         The Audit Committee (the "Committee") is a committee of the Board of Directors (the "Board") of Ableauctions.com, Inc., (the "Company"), designed to assist the Board in monitoring (1) the integrity of the financial statements of the Company, (2) the adequacy of the Company's internal controls, (3) the independence and performance of the Company's Outside Auditors, and (4) conflict of interest transactions.

I.   Roles and Responsibilities

     A. Maintenance of Charter. The Committee shall review and reassess the adequacy of this formal written charter on at least an annual basis.

     B. Financial reporting. The Committee shall review and make recommendations to the Board regarding the adequacy of the Company's financial statements and compliance of such statements with financial standards. In particular, and without limiting such responsibilities, the Committee shall:

     With respect to the Annual Financial Statements:

     o Review and discuss the Company's audited financial statements with management and with the Company's outside auditors.
     o Review an analysis prepared by management and the independent auditor of significant financial reporting issues and judgments made in connection with the preparation of the Company's audited financial statements.
     o Discuss with the outside auditor the matters required to be discussed by Statement on Auditing Standards No. 61 (as may be modified or supplemented) relating to the conduct of the audit.
     o Based on the foregoing, indicate to the Board whether the Committee recommends that the audited financial statements be included in the Company's Annual Report on Form 10-KSB.
     o Prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement.

     With respect to Quarterly Financial Statements:

     o Review with management and the outside Auditors the Company's quarterly financial statements prior to the filing of its Form 10-QSB. The review may be conducted through a designated representative member of the Committee

     C. Internal Controls. The Committee shall evaluate and report to the Board regarding the adequacy of the Company's financial controls. In particular, the Committee shall:

     o Ensure that the outside auditors are aware that the Committee is to be informed of all control problems identified.
     o Review with the Company's counsel legal matters that may have a material impact on the financial statements.



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     o    Review the  effectiveness  of systems for monitoring  compliance  with laws and regulations relating to financial reporting, including any issues that might implicate Section 10A of the Securities Exchange Act of 1934.
     o    Receive  periodic  updates  from   management,   legal  counsel,   and
          Independent Auditors concerning financial compliance

     D.  Relationship with Outside Auditors.  The Committee shall:

     o Interview, evaluate, and making recommendations to the Board with respect to the retention of, or replacement of, outside auditors.
     o Ensure receipt from outside auditors of a formal written statement delineating all relationships between the outside auditor and the Company, consistent with Independence Standards Board Standard I.
     o Actively engage in a dialog with the outside auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the outside auditors.
     o Take, or recommend that the Board take, appropriate action to oversee the independence of the outside auditors. o Review and approve the fees to be paid to the outside auditor.

         Notwithstanding the foregoing, the outside auditors shall be ultimately accountable to the Board and the Committee, as representatives of shareholders. The Board, upon recommendation from the Committee, shall have ultimate authority and responsibility to select, evaluate, and, where appropriate, replace the outside auditor (or to nominate the outside auditor to be proposed for shareholder approval in any proxy statement).

     E.  Conflict of Interest Transactions.  The Committee shall:

     o Review potential conflict of interest situations, including transactions between the Company and its officers, directors and significant shareholders not in their capacities as such;
     o Make recommendations to the Board regarding the disposition of conflict of interest transactions in accordance with applicable law.

II.  Membership Requirements

     o The Audit Committee (the "Committee") shall consist of at least three directors chosen by the Board of Directors (the "Board").
     o Each member of the Committee shall be able to read and understand fundamental financial statements, including the Company's balance sheet, income statement, and cash flow statement or will become able to do so within a reasonable period of time after his or her appointment to the Committee.
     o At least one member of the Committee shall have past employment experience in finance or accounting, requisite professional certification in accounting, or comparable experience or background (such as a position as a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities) which results in financial sophistication, recognized financial or accounting expertise.


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III.  Structure and Powers

     o The Committee shall appoint one of its members to act as a Chairperson, either generally or with respect to each meeting.
     o The Committee Chairperson shall review and approve an agenda in advance of each meeting. o The Committee shall meet at least twice annually, or more frequently as circumstances dictate. o The Committee shall have the authority to retain special legal, accounting or other consultants to advise the Committee.
     o The Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.
     o The Committee shall possess the power to conduct any investigation appropriate to fulfilling its responsibilities.

         While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations and the Company's Corporate Policies.


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